Exhibit 23 (ii)

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
General Electric Capital Services, Inc.:

We consent to the incorporation by reference in the registration statement (No. 33-7348) on Form S-3 of General Electric Capital Services, Inc. of our report dated February 11, 2005 except as to the restatement discussed in note 1 to the consolidated financial statements which is as of May 5, 2005, with respect to the statement of financial position of General Electric Capital Services, Inc. and consolidated affiliates as of December 31, 2004 and 2003, and the related statements of earnings, changes in shareowner’s equity and cash flows for each of the years in the three-year period ended December 31, 2004 and related schedules, and our report dated February 11, 2005, except as to the fourth paragraph of Management’s Annual Report on Internal Control over Financial Reporting (as restated), which is as of May 5, 2005, on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K/A of General Electric Capital Services, Inc.

Our report on Internal Control over Financial Reporting expresses our opinion that General Electric Capital Services, Inc. did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management has identified and included in its revised assessment the following material weakness as of December 31, 2004: a failure to ensure the correct application of Statement of Financial Accounting Standard No. 133 when certain derivative transactions were entered into at General Electric Capital Corporation prior to August 2003 and failure to correct that error subsequently.

Our report on the consolidated financial statements refers to a change in the method of accounting in 2004 and 2003 for variable interest entities and a change in the method of accounting in 2002 for goodwill and other intangible assets.

/s/ KPMG LLP

Stamford, Connecticut
May 5, 2005